Exhibit 12.2

CERTIFICATIONS

I, Howard Herman, certify that:

1. I have reviewed this annual report on Form 20-F/A of Naked Brand Group Limited; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Dated: October 11, 2018

By:	/s/ Howard Herman
Howard Herman
Chief Financial Officer
(Principal Accounting Officer and
Principal Financial Officer)